EXHIBIT 32.1

                                  CERTIFICATION

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of International Fuel Technology Inc. ("IFT"), that, to his knowledge, the Quarterly Report of IFT on Form 10-Q for the period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly represents, in all material respects, the financial condition and results of operation of IFT.

A signed original of this written statement required by Section 906 has been provided to IFT and will be retained by IFT and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Jonathan R. Burst               Date: August 12, 2003
   --------------------------------
   Jonathan R. Burst
   Chief Executive Officer


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